EXHIBIT 2.6
                               AGREEMENT OF MERGER

                                       OF

                               PIK:NIK MEDIA, LLC
                     (a Delaware limited liability company)

                                       AND

                               PIK:NIK MEDIA, INC.
                            (a Delaware corporation)

AGREEMENT OF MERGER entered into on June 30, 1997 by and between Pik:Nik Media, LLC, a Delaware limited liability company (the "LLC"), and approved by resolution adopted by its board of managers and sole member on said date, and Pik:Nik Media, Inc., a Delaware corporation (the "Corporation"), and approved by resolution adopted by its board of directors on said date.

     WHEREAS, the LLC, its board of managers and sole member and the Corporation and its board of directors deem it advisable and to the advantage, welfare and best interests of said entities to merge the LLC with and into the Corporation, with the result that the Corporation be the surviving corporation, in accordance with the provisions of the Limited Liability Company Act of the State of Delaware upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being duly entered into by the LLC and approved by resolution adopted by its board of managers and sole member and being duly entered into by the Corporation and approved by resolution adopted by its board of directors, this Agreement of Merger and the terms and conditions hereof and mode of carrying the same in effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter in this Agreement of Merger set forth.

     1. The LLC shall, in accordance with the provisions of the Limited Liability Company Act of the State of Delaware, merge with and into the Corporation, with the result that the Corporation be the surviving corporation (the "surviving corporation"), which shall continue to exist as said surviving corporation under the name Pik:Nik Media, Inc. The separate existence of the LLC shall cease at the effective date of the merger in accordance with the provisions of the Limited Liability Company Act of the State of Delaware.

     2. The certificate of incorporation of the surviving corporation, as the same be in force and effect at the effective date of the merger herein provided for, shall be the


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certificate of incorporation of the surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     3. The by-laws of the surviving corporation, as the same be in force and effect at the effective date of the merger herein provided for, shall be the by-laws of the surviving corporation and shall continue in full force and effect until amended and changed as therein provided (or in accordance with the certificate of incorporation) and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     4. The directors and officers in office of the surviving corporation at the effective date of the merger shall continue to be the members of the board of directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

     5. The sole membership interest in the LLC, which is held by Network Event Theater, Inc., a Delaware corporation, shall, at the effective date of the merger, be converted into 100 shares of common stock, par value $0.01 per share, of the surviving corporation, and these shares shall constitute all of the surviving corporation's outstanding shares.

     6. The parties hereto agree that they will cause to be executed, filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger herein provided for.

     7. The board of managers and the officers of the LLC and the board of directors and the officers of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents that shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

                                  [END OF TEXT]


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                                [EXECUTION PAGE]

     IN WITNESS WHEREOF, this Agreement of Merger is hereby executed on behalf of each of the parties hereto on this 30th day of June, 1997.


                                         PIK:NIK MEDIA, LLC


                                         By:      /s/ Bruce L. Resnik
                                                  Bruce L. Resnik
                                                  Manager



                                         PIK:NIK MEDIA, INC.


                                         By:      /s/ Bruce L. Resnik
                                                  Bruce L. Resnik
                                                  Vice President and Secretary


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